Exhibit 4.18

EXECUTION VERSION

RAINDANCE TECHNOLOGIES, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

April 12, 2013

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6.9	Titles and Subtitles	26
6.10	Counterparts	26
6.11	Telecopy Execution and Delivery	26
6.12	Further Assurances	26
6.13	Aggregation of Stock	26

ii

RAINDANCE TECHNOLOGIES, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Fourth Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of April 12, 2013 by and among RainDance Technologies, Inc., a Delaware corporation (the “Company”) and the persons and entities listed on Exhibit A hereto (each, a “Series E Holder” and collectively, the “Series E Holders”), the persons and entities listed on Exhibit B hereto (each, a “Series D Holder” and collectively, the “Series D Holders”), the persons and entities listed on Exhibit C hereto (each, a “Series C Holder” and collectively, the “Series C Holders”), the persons and entities listed on Exhibit D hereto (each, a “Series B Holder” and collectively, the “Series B Holders”, together with the Series E Holders, the Series D Holders and the Series C Holders, the “Preferred Holders”) and the persons and entities listed on Exhibit E hereto (each, a “Common Holder” and collectively, the “Common Holders”). Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS, the Company, the Common Holders, the Series B Holders, the Series C Holders, and the Series D Holders entered into that certain Third Amended and Restated Investors’ Rights Agreement dated January 24, 2011 (the “Original Agreement”);

WHEREAS, certain Preferred Holders are parties to the Series E Convertible Preferred Stock Purchase Agreement dated as of the date hereof (as may be amended or restated from time to time, the “Purchase Agreement”); and

WHEREAS, in connection with the consummation of the Closing (as defined in the Purchase Agreement), the Company and the holders of (i) a majority of the outstanding Registrable Securities (as defined below) and (ii) a majority of the outstanding Common Stock held by Common Holders currently providing service to the Company desire to amend and restate the Original Agreement in its entirety and to accept the rights and obligations created pursuant hereto in lieu of the rights and obligations granted to them under the Original Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt of and adequacy of which is hereby acknowledged, the parties hereto further agree as follows:

Section 1

Definitions

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b) “Common Stock” shall mean the Common Stock, par value $0.01 per share of the Company.

(c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(d) “Holder” shall mean (i) any Common Holder or Preferred Holder that holds Registrable Securities, (ii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(e) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereof.

(f) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereof.

(g) “Initial Closing” shall mean the date of the initial sale of shares of the Company’s Series E Preferred Stock pursuant to the Purchase Agreement.

(h) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(i) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the outstanding Registrable Securities calculated on an as-converted basis, provided that for the purpose of Section 2.3 the term “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than twenty percent (20%) of the outstanding Registrable Securities.

(j) “New Securities” shall have the meaning set forth in Section 4.1(a) hereof.

(k) “Preferred Holders” shall have the meaning set forth in the Preamble hereto.

(l) “Preferred Directors” shall mean the Series B-l Director, Series C Director and Series D Directors, each as defined in the Fourth Amended and Restated Stockholders’ Voting Agreement of even date herewith (the “Voting Agreement”).

(m) “Preferred Stock” shall mean the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

(n) “Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

(o) “Registrable Securities” shall mean (i) shares of Common Stock issuable or issued pursuant to the conversion of the Shares, (ii) shares of Common Stock held by the

Common Holders and Preferred Holders and (iii) any Common Stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above (by reason of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or otherwise); provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i), (ii) or (iii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement, or are eligible for sale without restriction pursuant to Rule 144 under the Securities Act.

(p) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(q) “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, accounting fees, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one special counsel for the Holders (selected by a two-thirds-in-interest of the Holders calculated on an as-converted basis), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, and the compensation of regular employees of the Company but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders, which shall be paid in any event by the Company.

(r) “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation filed as of the date hereof as may be amended from time to time.

(s) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(b) hereof.

(t) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(u) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(v) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(w) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(x) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(y) “Series B Preferred Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series B Preferred Stock.

(z) “Series C Preferred Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series C Preferred Stock.

(aa) “Series D Preferred Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series D Preferred Stock.

(bb) “Series E Preferred Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series E Preferred Stock.

(cc) “Series B Preferred Stock” shall mean the shares of Series B-l Convertible Preferred Stock, par value $0.01 per share.

(dd) “Series C Preferred Stock” shall mean the shares of Series C Convertible Preferred Stock, par value $0.01 per share.

(ee) “Series D Preferred Stock” shall mean the shares of Series D Convertible Preferred Stock, par value $0.01 per share.

(ff) “Series E Preferred Stock” shall mean the shares of Series E Convertible Preferred Stock, par value $0.01 per share, issued pursuant to the Purchase Agreement.

(gg) “Shares” shall mean (i) the Company’s Series E Preferred Stock, (ii) the Company’s Series D Preferred Stock, (iii) the Company’s Series C Preferred Stock, (iv) the Company’s Series B Preferred Stock, and (v) any securities issued with respect to the foregoing upon any stock split, stock dividend, recapitalization, or similar event or upon any conversion.

(hh) “Significant Holder” shall have the meaning set forth in Section 3.1 hereof.

Section 2

Registration Rights

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to at least thirty percent (30%) of the Registrable Securities (or a lesser amount if such offering shall have an aggregate offering price to the public of not less than Ten Million Dollars ($10,000,000) net of underwriting discounts and commissions) (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered; provided that, unless a registration pursuant to this Section 2.1 is the Company’s Initial Public Offering, the Company also shall use its commercially reasonable best efforts to file the registration statement within ninety (90) days of the receipt of the request from the Initiating Holders.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) April 12, 2020 or (B) six (6) months following the effective date of the Company’s Initial Public Offering;

(ii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iii) After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only registrations which have been declared or ordered effective);

(iv) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(v) If such registration is for the Company’s Initial Public Offering and the Initiating Holders request that the offering pursuant to Section 2.1(a) be underwritten in any manner other than a firm commitment basis by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld) holding at least a majority of the Shares held by all Initiating Holders;

(vi) If such registration is for the Company’s Initial Public Offering and the Company and the Initiating Holders are unable to obtain the commitment of the underwriter(s) described in Section 2.1(d) or clause (v) above, as the case may be, to firmly underwrite the respective offerings; or

(vii) If the Company shall have effected a registration pursuant to Section 2.1(a) within one hundred eighty (180) days preceding the Company’s receipt of the Initiating Holder’s request.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President, Chairman or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(iv) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than twice in any twelve month period.

(d) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in Subsection 2.1(a)(1). In such event, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders holding at least a majority of the Shares held by all Initiating Holders, which underwriters shall be reasonably acceptable to the Company.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. In no event shall Registrable Securities be excluded from such registration unless all other stockholders’ securities (including securities for the account of the Company) have been first excluded. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in the registration and underwriting. In no event shall any Registrable Securities be excluded from such registration and underwriting unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such registration and underwriting, then the Registrable Securities that are included in such registration and underwriting shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the registration and underwriting be reduced below thirty percent (30%) of the total amount of securities included in such registration and underwriting, unless such registration is the Company’s Initial Public Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S 3.

(a) Request for Form S 3 Registration. If the Company is then qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii); provided, that in the case of a registration pursuant to this Section 2.3, the Company also shall use its commercially reasonable efforts to file the registration statement within ninety (90) days of the receipt of the request from the Initiating Holders.

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(ii) or 2.1(b)(iv);

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S 3 at an aggregate price to the public (net of any underwriters’ discounts and commissions) of less than Three Million Dollars ($3,000,000); or

(iii) If, in a given six-month period, the Company has effected one (1) such registration in such period; or

(iv) If a request complying with the requirements of Section 2.3(a) hereof is delivered to the Company, the provisions of Sections 2.1(b)(i)-(ii) and Section 2.1(c) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 2.1(d) shall apply to such registration.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Initiating Holders requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Sections 2.1(d) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of at least a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; and provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1 or 2.3. All Selling Expenses shall be borne pro rata by the selling Holders based on the number of Registrable Securities requested to be so registered.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date which is one hundred twenty (120) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(i) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

(j) Use its commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance; (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action as they are incurred; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided further that, the obligations of the Company shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action as they are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or any of such Holder’s officers, directors, partners, legal counsel, accountants or any person controlling such Holder, and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.6(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer. The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and (y):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at such Holder’s expense, with (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (B) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Notwithstanding the provisions of subsections (a)(i) and (a)(ii) above, no such registration statement or opinion of counsel or “no action” letter shall be necessary for: (A) a transfer by a Holder to any of its affiliates (including an affiliated fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, each an “Affiliated Fund”); (B) a transfer by a Holder that is a partnership, limited liability company or corporation to a partner, limited partner, retired partner, member, retired member or stockholder of a Holder; (C) a transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse; or (D) the transfer by a Holder exercising its co-sale rights under the Third Right of First Refusal and Co-Sale Agreement by and among the Company and the Preferred Holders and Common Holders named therein of even date herewith, as amended, if in each transfer under clauses (A), (B) or (C) the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he or she were an original Holder hereunder.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION

THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act; or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act; or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel reasonably satisfactory to the Company, that such securities can be sold pursuant to Rule 144 under the Securities Act.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the Company’s Initial Public Offering, or ninety (90) days with respect to offerings other than the Initial Public Offering, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on the (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements. The foregoing provisions of this Section 2.10 shall not apply to the sale of any shares to an underwriter of the Company’s securities pursuant to an underwriting agreement entered into by the Company.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to: (a) a transferee or assignee of not less than 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); (b) an affiliate of a Holder (including an Affiliated Fund) or a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder; or (c) a Holder’s family member or trust for the benefit of an individual Holder or Holder’s family member; provided that (i) any such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, and applicable securities laws; (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned; (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10; and (iv) any such transferee is not engaged in competition with the Company as reasonably determined by the Board of Directors.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s Initial Public Offering, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period; and (ii) five (5) years after the closing of the Company’s Initial Public Offering.

Section 3

Covenants.

3.1 Basic Financial Information. The Company shall deliver to each holder of at least five percent (5%) of Registrable Securities (a “Significant Holder”), the following financial information:

(a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(c) as soon as practicable, but in any event within 30 days prior to the commencement of each new fiscal year of the Company, an annual budget and operating plan for such fiscal year (unless otherwise approved by the Board of Directors of the Company, including a majority of the Preferred Directors).

3.2 Inspection Rights. The Company will afford to each Significant Holder reasonable access during normal business hours to all of the Company’s properties, books and records. Significant Holders may exercise their rights under this Section 3.2 only for purposes reasonably related to their interests as a stockholder. The rights granted pursuant to this Section 3.2 may not be assigned or otherwise conveyed by any Significant Holder or by any subsequent transferee of any such rights to any transferee reasonably deemed by the Company to be a competitor of the Company.

3.3 Observer Rights. So long as New Emerging Medical Opportunities Fund L.P. or any of its affiliates (“NEMO”) holds at least two percent (2%) of the outstanding shares of capital stock of the Company, the Company shall invite an observer designated by NEMO to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if NEMO or its representative is a competitor of the Company.

3.4 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or similarly classified information of the Company. The Company shall not be required to comply with any information rights or inspection rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee or director of a competitor, nor shall the Company be obligated to disclose any information which the Board of Directors of the Company determines in good faith is attorney-client privileged and should not, therefore, be disclosed. The Company shall not be obligated to disclose details of contracts with, or work performed for, specific customers and other business partners where to do so would violate confidentiality obligations to those parties (taking into account the confidentiality requirements hereunder). Each Holder agrees that it will not use any information received by it pursuant to this Agreement in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees, agents or partners (including, without limitation, limited partners) having a need to know the contents of such information or who are contractually obligated to keep such information confidential, and its attorneys), except in connection with the exercise of rights under this Agreement or as required by law, regulation or judicial order, unless the Company has made such information available to the public generally.

3.5 Stock Option Vesting. Unless otherwise decided by the Board of Directors, all option grants to employees and consultants of the Company made after the date of this

Agreement shall vest over a four year period with 25% of the shares subject to each option vesting a year after the vesting commencement date and the remainder of the shares vesting in equal amounts on a monthly, quarterly or annual basis thereafter.

3.6 Board Matters. The Company agrees to reimburse each non-employee director for all reasonable out-of-pocket expenses incurred in the performance of his or her duties as a director. In addition, every year at least 50% of the in-person meetings of the Board of Directors of the Company shall be held on the east coast.

3.7 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the closing of the Company’s Initial Public Offering or upon an acquisition, merger or consolidation of the Company.

3.8 Option Pool. The aggregate number of shares of Common Stock reserved for issuance under the Company’s 2005 Employee, Director and Consultant Stock Plan (the “Plan”) shall equal 90,020,770 immediately prior to the Initial Closing and shall be increased in connection with each closing consummated in accordance with the Purchase Agreement following the Initial Closing such that the aggregate number of shares of Common Stock reserved for issuance under the Plan (together with any shares of Common Stock issued as restricted stock or issued upon exercise of options after the date of the Initial Closing) shall equal 15% of the Company’s fully diluted capitalization immediately after such closing.

Section 4

Right of First Refusal

4.1 Right of First Refusal to Preferred Holders. The Company hereby grants to each Preferred Holder the right of first refusal to purchase its pro rata share of New Securities (as defined in Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Preferred Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (A) the number of shares of Common Stock owned by such Preferred Holder on the date hereof (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by said Holder) to (B) the total number of shares of Common Stock outstanding on the date hereof (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock); provided, that so long as each Preferred Holder is offered its pro rata share NEMO shall have the right to purchase up to such number of New Securities, which purchase price is equal to $2,000,000.00, notwithstanding the fact that such number of New Securities may be greater than NEMO’s pro rata share of New Securities. For purposes of this Section 4.1, a Preferred Holder includes any general partner, managing member and affiliates (including Affiliated Funds) of a Preferred Holder. A Preferred Holder who chooses to exercise the right of first refusal may designate as purchasers under such right itself and/or its partners or affiliates (including Affiliated Funds), in such proportions as it deems appropriate.

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i) the Shares, the Series B Preferred Conversion Stock, the Series C Preferred Conversion Stock, the Series D Preferred Conversion Stock and the Series E Preferred Conversion Stock;

(ii) securities issued or issuable to employees, officers or directors, of, or consultants or advisors to the Company or any subsidiary pursuant to stock grants, option plans or similar arrangements in an amount not to exceed 89,275,986 shares in the aggregate (as adjusted for stock splits, dividends, combinations, splits, recapitalizations and the like), or such greater number that is determined by an affirmative vote of the Board of Directors of the Company (including the affirmative vote of each of the Preferred Directors);

(iii) securities issued upon the exercise or conversion of Convertible Securities (as defined in the Restated Certificate) outstanding as of the date hereof or upon the exercise or conversion of any of the securities described in Subparagraphs 4(e)(i)(1)-(11) of the Restated Certificate;

(iv) securities issued or issuable as a dividend or distribution on Preferred Stock of the Company or pursuant to any event for which adjustment is made pursuant to Sections 4(f), (g) or (h) of the Restated Certificate;

(v) securities offered pursuant to a registered public offering under the Securities Act in connection with which all outstanding shares of Preferred Stock are converted into Common Stock;

(vi) securities issued or issuable pursuant to merger, consolidation, acquisition, strategic alliance or similar business combination approved by the affirmative vote of the Board of Directors of the Company (including the affirmative vote of a majority of the Preferred Directors);

(vii) securities issued or issuable to banks, equipment or real property lessors or other financial institutions pursuant to a debt financing, equipment lease, bank credit arrangement or commercial leasing transaction entered into for primarily non-equity financing purposes and approved by the Board of Directors of the Company (including the affirmative vote of a majority of the Preferred Directors);

(viii) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (vii) above;

(ix) securities issued or issuable in connection with strategic transactions including (A) joint ventures, manufacturing, marketing, OEM, sponsored research, collaboration or distribution arrangements or (B) technology, transfer or development arrangements, in each case approved by the Board of Directors of the Company (including the affirmative vote of a majority of the Preferred Directors);

(x) securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved the Board of Directors of the Company (including the affirmative vote of a majority of the Preferred Directors);

(xi) securities issued with the prior written waiver of the holders of at a majority of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, including at least three of the Major Preferred Holders (as defined in the Voting Agreement); and

(xii) securities issued or issuable upon conversion or cancellation of indebtedness of the Company outstanding as of the date hereof.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Preferred Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Preferred Holder shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. The Company shall promptly, in writing, inform each Preferred Holder that elects to purchase all the shares available to it (a “Fully Exercising Holder”) of any other Preferred Holder’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully Exercising Holder may elect to purchase that portion of the New Securities for which Preferred Holders were entitled to subscribe, but which were not subscribed for by the Preferred Holders, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully Exercising Holder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by all Fully Exercising Holders who wish to purchase some of the unsubscribed shares.

(c) In the event the Preferred Holders fail to exercise fully the right of first refusal within said twenty (20) day period and additional ten (10) day period (collectively, the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Preferred Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Preferred Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Preferred Holders in the manner provided in this Section 4.1.

(d) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, (i) the Company’s Initial Public Offering or (ii) on the first date upon which no Shares are outstanding with respect to the Preferred Holders.

Section 5

Drag-Along Rights

5.1 Drag-Along Rights.

(a) Subject to Section 5.1(b) below and the prior approval of the holders of Preferred Stock as contemplated by Article IV(C)(5) of the Restated Certificate, if the holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock (voting together as a single class, and on an as-converted to Common Stock basis), approve a sale of the Company or all or substantially all of the Company’s assets, whether by means of a merger, consolidation, sale of stock or assets or otherwise (a “Sale of the Company”), then all Preferred Holders and Common Holders shall consent to and vote their shares of Preferred Stock and Common Stock in favor of the Sale of the Company, and if the Sale of the Company is structured as (i) a merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, each Common Holder and Preferred Holder shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a sale of the stock of the Company, the Preferred Holders and Common Holders shall agree to sell their shares of Common Stock on the terms and conditions approved by such holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock (voting together as a single class, and on an as-converted to Common Stock basis). Each Common Holder and Preferred Holder hereby irrevocably constitutes and appoints the Company and any representative or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Common Holder and Preferred Holder and in the name of such Common Holder or in its own name, for the purpose of carrying out the terms of this Section 5, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5. Such Common Holder and Preferred Holder hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. The rights under this Section 5 shall expire upon the Company’s Initial Public Offering.

(b) Notwithstanding the foregoing, no Common Holder or Preferred Holder will be required to comply with Section 5.1(a) above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(i) any representations and warranties to be made by such Holder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Holder’s Shares;

(ii) such Holder shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Proposed Sale, other than the Company;

(iii) the liability for indemnification, if any, of such Holder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other person and is pro rata in proportion to the amount of consideration paid to such Holder in connection with such Proposed Sale;

(iv) the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Restated Certificate; and

(v) if any holders of a series or class of capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such series or class of capital stock will be given the same option.

(c) The Company hereby covenants and agrees that it shall use reasonable best efforts to ensure that each party issued Common Stock of the Company from and after the date hereof executes a joinder agreement providing that, for all purposes of this Section 5, such party shall be a “Common Holder” hereunder.

Section 6

Miscellaneous

6.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding at least a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that Holders purchasing shares of Series E Preferred Stock in a Closing after the Initial Closing (each as defined in the Purchase Agreement) may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder; provided, further, however, (i) that, in the event such amendment, waiver, discharge or termination adversely affects the rights of, or alters the obligations of, any Preferred Holder (or any Preferred Holder’s permitted transferee) in a manner materially different from the manner in which such amendment, waiver, discharge or termination adversely affects the rights of, or alters the obligations of, any other Preferred Holder (or any other Preferred Holder’s permitted transferee), other than solely by reason of the number of Registrable Securities held by such Preferred Holder, such amendment, waiver, discharge or termination shall further require the approval of each such adversely affected Preferred Holder (or its permitted transferee) and (ii) Sections 5 and 6 may not be amended, if such amendment would adversely affect the rights of the Common Holders, without the consent of the Common Holders holding at least a majority of the Common Stock held by the Common Holders then providing services to the Company, voting separately. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, and subject to the provisions set forth above, the Holders of a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

6.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to a Preferred Holder, at the Preferred Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to any Holder, at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, one copy should be sent to RainDance Technologies, Inc., 44 Hartwell Avenue, Lexington, MA 02421, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Preferred Holders, with a copy to Mitchell S. Bloom, Esq, Goodwin Procter LLP, Exchange Place, Boston, MA 02109.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on the Schedule of Preferred Holders.

6.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

6.4 Future Expenses. Upon request from the Series E Holders holding at least one million (1,000,000) shares of Registrable Securities calculated on an as-converted to Common Stock basis (as adjusted for stock splits, stock dividends and recapitalizations after the date hereof), the Company shall reimburse Series E Holders (i) up to $7,500 in the aggregate for reasonable documented fees and expenses of one counsel selected by the Series E Holders to review transaction documents on their behalf in connection with each future financing transaction of the Company involving gross proceeds to the Company of at least $1,000,000 and (ii) up to $30,000 in the aggregate for reasonable documented fees and expenses of one counsel selected by the Series E Holders to review transaction documents on their behalf in connection with any merger, acquisition or other change of control transaction involving the Company (other than equity financing transactions) or the sale or other transfer of all or substantially all of the Company’s assets.

6.5 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Preferred Holder without the prior written consent of the Company; provided, however, that notwithstanding the foregoing or any other provision of this Agreement, (i) MDV VIII, L.P. (“MDV”) and any MDV affiliate shall be permitted to transfer all or any portion of the Shares (and any and all accompanying rights, duties and obligations) it owns to MDV or any affiliate of MDV or any entity or vehicle including a partnership in which MDV and/or its affiliate has a majority economic interest and which is managed by MDV or any of its affiliates and (ii) Quaker Bio Ventures II, L.P. (“Quaker”) and any Quaker affiliate shall be permitted to transfer all or any portion of the Shares (and any and all accompanying rights, duties and obligations) it owns to Quaker or any affiliate of Quaker or any entity or vehicle including a partnership in which Quaker and/or its affiliate has a majority economic interest and which is managed by Quaker or any of its affiliates. Any attempt by a Preferred Holder without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.6 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein. The Original Agreement is hereby amended and restated in its entirety and shall be of no further force or effect.

6.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

6.8 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

6.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

6.11 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

6.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

6.13 Aggregation of Stock. All shares of Common Stock and Preferred Stock held or acquired by affiliated entities or persons or entities under common investment management or control shall be aggregated together for the purpose of determining the availability of any rights or obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors Rights Agreement effective as of the day and year first above written.

RAINDANCE TECHNOLOGIES, INC.
a Delaware corporation

By:	/s/ S. Roopom Banerjee
S. Roopom Banerjee
President and Chief Executive Officer

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

PREFERRED HOLDERS:

MYRIAD GENETIC LABORATORIES, INC.

By:	/s/ James S. Evans
Name:	James S. Evans
Title:	Chief Financial Officer

Address:

Myriad Genetics, Inc.
320 Wakara Way
Salt Lake City, Utah 84108

Approved as to Form By:
Myriad Law Dept.

By:	/s/ RM
Date:	12/12/13

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written,

PREFERRED HOLDERS:

QUAKER BIOVENTURES II, L.P.

By:	QUAKER BIOVENTURES CAPITAL II, L.P., its general partner

By:	QUAKER BIOVENTURES CAPITAL II, LLC, its general partner

By:	/s/ P. Sherrill Neff
	Name:	P. Sherrill Neff
	Title:	Member

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

PREFERRED HOLDERS:

ALLOY VENTURES 2005, L.P.

By:	/s/ Craig Taylor
Name:	CRAIG C. TAYLOR
Title:	MM OF AL 2005 LLC GP OF AL 2005 LP

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

PREFERRED HOLDERS:

THE SAMBERG FAMILY 2007 TRUST

By:	/s/ Arthur J. Samberg
Name:	Arthur J. Samberg
Title:	Trustee

THE JEFFREY SAMBERG AMENDED AND RESTATED TRUST

By:	/s/ Jeffrey Samberg
Name:	Jeffrey Samberg
Title:	Trustee

THE SAMBERG FAMILY 2012 GRANTOR TRUST

By:	/s/ Arthur J. Samberg
Name:	Arthur J. Samberg
Title:	Trustee

ACADIA WOOD PARTNERS, LLC

By:	/s/ Jeffrey Samberg
Name:	Jeffrey Samberg
Title:	Managing Member

JDS CAPITAL, LP

By:	/s/ Joseph Samberg
Name:	Joseph Samberg
Title:	General Partner

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

PREFERRED HOLDERS:

JEFFREY SAMBERG 2010 RAINDANCE TECHNOLOGIES, INC. GRAT

/s/ Jeffrey Samberg
Jeffrey Samberg, as Settlor

/s/ Amy Jennings
Amy Jennings, as Trustee

JEFFREY S. SAMBERG AMENDED AND RESTATED REVOCABLE TRUST INDENTURE

/s/ Jeffrey Samberg
Jeffrey S. Samberg, as Grantor

/s/ Jeffrey Samberg
Jeffrey S. Samberg, as Trustee

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

PREFERRED HOLDERS:

/s/ Laura Samberg Faino
Laura Samberg Faino

LAURA SAMBERG FAINO 2010 RAINDANCE TECHNOLOGIES, INC. GRAT

/s/ Laura Samberg Faino
Laura Samberg Faino, Settlor

/s/ Susan Podolsky
Susan Podolsky, Trustee

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

PREFERRED HOLDERS:

/s/ Arthur J. Samberg
Arthur J. Samberg

ARTHUR J. SAMBERG 2010 RAINDANCE TECHNOLOGIES INC. GRAT

/s/ Arthur J. Samberg
Arthur J. Samberg, as Settlor

/s/ Susan Podolsky
Susan Podolsky, as Trustee

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

PREFERRED HOLDERS:

/s/ Joseph Samberg
Joseph Samberg

JOSEPH SAMBERG 2010 RAINDANCE TECHNOLOGIES, INC. GRAT

/s/ Joseph Samberg
Joseph Samberg, Settlor

/s/ Amy Jennings
Amy Jennings, Trustee

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

PREFERRED HOLDERS:

NEW EMERGING MEDICAL OPPORTUNITIES FUND L.P.

By:	/s/ Michael Sjostrom
Name:	Michael Sjostrom, CFA
Title:	Chief Investment Officer, Sectoral Asset Management, Inc.

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

PREFERRED HOLDERS:

MDV IX, L.P.
as nominee for
MDV IX, L,P. and
MDV ENF IX, L.P.

By:	Ninth MDV Partners, L.L.C., General
Partner

By:	/s/ Brett Teele
Brett Teele, Authorized Signatory

Address:

Mohr, Davidow Ventures
3000 Sand Hill Road
Bldg. 3, Suite 290
Menlo Park, CA 94025

MDV VIII, L.P.
as nominee for
MDV VIII, L.P.,
MDV VIII Leaders’ Fund, L.P., and
MDV ENF VIII, L.P.

By:	Eighth MDV Partners, L.L.C., General
Partner

By:	/s/ Brett Teele
Brett Teele, Authorized Signatory

Address:

Mohr, Davidow Ventures
3000 Sand Hill Road
Bldg. 3, Suite 290
Menlo Park, CA 94025

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement, as amended by the First Amendment to Fourth Amended and Rested Investors’ Rights Agreement, dated as of November 15, 2013, as of the day and year first above written.

/s/ Peter Dartley
Peter Dartley

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement, as amended by the First Amendment to Fourth Amended and Rested Investors’ Rights Agreement, dated as of November 15, 2013, as of the day and year first above written.

PREFERRED HOLDERS:

/s/ Richard Booth
Richard Booth

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

COMMON HOLDERS:

/s/ Jerome Bibette
Jerome Bibette, Ph.D.

David A. Weitz, Ph.D

/s/ Andrew D. Griffiths
Andrew D. Griffiths, Ph.D

/s/ Darren Link
Darren R. Link, Ph.D.

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A

SERIES E HOLDERS

Name and Address

Quaker BioVentures II, L.P.

Cira Centre

2929 Arch Street

Philadelphia, PA 19104-2868

Attn: P. Sherrill Neff

MDV IX, L.P.

as nominee for

MDV IX, L.P. and MDV ENF IX, L.P.

c/o Mohr, Davidow Ventures

3000 Sand Hill Road

Bldg. 3, Suite 290

Menlo Park, CA 94025

The Samberg Family 2012 Grantor Trust

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Jeffrey Samberg

The Jeffrey Samberg Amended and Restated Trust

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Jeffrey Samberg

Acadia Woods Partners, LLC

c/o Pequot Capital Management, Inc.

500 Nyala Farm Road

Westport, CT 06880

Attention: Amy Jennings

Alloy Ventures 2005, L.P.

400 Hamilton Avenue

4th Floor

Palo Alto, CA 94301

New Emerging Medical Opportunities Fund L.P.

c/o Codan Trust Company (Cayman) Limited

Hutchins Drive

Cricket Square, P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

A-1

Mailing Address:	New Emerging Medical Opportunities Fund L.P.
1000 Sherbrooke Street West, Suite 2120
Montreal Quebec H3A 3G4
Canada

Myriad Genetic Laboratories Inc.

320 Wakara Way

Salt Lake City, Utah 84108

Peter Dartley

c/o Pequot Capital Management, Inc.

187 Danbury Road

Wilton, CT 06897

Richard Booth

7 Winterbury Road

Deep River, CT 06417

A-2

EXHIBIT B

SERIES D HOLDERS

Name and Address

Quaker Bio Ventures II, L.P.

Cira Centre

2929 Arch Street

Philadelphia, PA 19104-2868

Attn: P. Sherrill Neff

MDV VIII, L.P.

as nominee for

MDV VIII, L.P.,

MDV VIII Leaders’ Fund, L.P., and

MDV ENF VIII, L.P.

Mohr, Davidow Ventures

3000 Sand Hill Road

Bldg. 3, Suite 290

Menlo Park, CA 94025

Attention: William Ericson

MDV IX, L.P.

as nominee for MDV IX, L.P. and MDV ENF IX, L.P.

Mohr, Davidow Ventures

3000 Sand Hill Road

Bldg. 3, Suite 290

Menlo Park, CA 94025

Attention: William Ericson

The Jeffrey Samberg Amended and Restated Trust

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Jeffrey Samberg

Acadia Woods Partners, LLC

c/o Pequot Capital

Management, Inc.

500 Nyala Farm Road

Westport, CT 06880

Attention: Amy Jennings

Arthur J. Samberg

134 Hawkes Avenue

Ossining, NY 10562

B-1

Alloy Ventures 2005, L.P.

400 Hamilton Avenue

4th Floor

Palo Alto, CA 94301

New Emerging Medical Opportunities Fund L.P.

c/o Codan Trust Company (Cayman) Limited

Hutchins Drive, Cricket Square, P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Mailing Address:	New Emerging Medical Opportunities Fund L.P.
1000 Sherbrooke Street West, Suite 2120
Montreal Quebec H3A 3G4

SENJA Holdings, LLC

8 Sidney Lanier Lane

Greenwich, CT 06831

Attention: Erik Jansen

Mintz Levin Investments LLC

One Financial Center

Boston, MA 02111

Attention: David Ballinger

Peter Dartley

c/o Pequot Capital Management, Inc.

187 Danbury Road

Wilton, CT 06897

B-2

EXHIBIT C

SERIES C HOLDERS

Name and Address

MDV VIII, L.P.

as nominee for

MDV VIII, L.P.,

MDV VIII Leaders’ Fund, L.P., and

MDV ENF VIII, L.P.

Mohr, Davidow Ventures

3000 Sand Hill Road

Bldg. 3, Suite 290

Menlo Park, CA 94025

Attention: William Ericson

The Jeffrey Samberg Amended and Restated Trust

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Jeffrey Samberg

The Samberg Family 2007 Trust

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Jeffrey Samberg

Joseph Samberg

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Joseph Samberg

Laura Samberg Faino

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Laura Samberg Faino

Arthur J. Samberg 2010 Raindance Technologies, Inc. GRAT

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Arthur Samberg

Jeffrey Samberg 2010 Raindance Technologies, Inc. GRAT

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Jeffrey Samberg

C-1

Joseph Samberg 2010 Raindance Technologies, Inc. GRAT

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Joseph Samberg

Laura Samberg Faino 2010 Raindance Technologies, Inc. GRAT

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Laura Samberg Faino

Alloy Ventures 2005, L.P.

400 Hamilton Avenue

4th Floor

Palo Alto, CA 94301

New Emerging Medical Opportunities Fund L.P.

c/o Codan Trust Company (Cayman) Limited

Hutchins Drive, Cricket Square, P.O. Box 2681

Grand Cayman KYI-1111

Cayman Islands

Mailing Address:	New Emerging Medical Opportunities Fund L.P.
1000 Sherbrooke Street West, Suite 2120
Montreal Quebec H3A3G4
Canada

Peter Dartley

c/o Pequot Capital Management, Inc.

187 Danbury Road

Wilton, CT 06897

SENJA Holdings LLC

8 Sidney Lanier Lane

Greenwich, CT 06831

Attention: Erik Jansen

Mintz Levin Investments LLC

One Financial Center

Boston, MA 02111

Attention: David Ballinger

C-2

EXHIBIT D

SERIES B HOLDERS

Name and Address

MDV VIII, L.P.

as nominee for

MDV VIII, L.P.,

MDV VIII Leaders’ Fund, L.P., and

MDV ENF VIII, L.P.

Mohr, Davidow Ventures

3000 Sand Hill Road

Bldg. 3, Suite 290

Menlo Park, CA 94025

Attention: William Ericson

Alloy Ventures 2005, L.P.

400 Hamilton Avenue

4th Floor

Palo Alto, CA 94301

JDS Capital, LP

100 Park Avenue, 17th Floor

New York, NY 10017

Attention: Barbara Tomasulo

The Jeffrey Samberg Amended and Restated Trust

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Jeffrey Samberg

The Samberg Family 2007 Trust

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Jeffrey Samberg

Joseph Samberg

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Joseph Samberg

Laura Samberg Faino

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Laura Samberg Faino

D-1

Arthur J. Samberg 2010 Raindance Technologies, Inc. GRAT

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Arthur Samberg

Jeffrey Samberg 2010 Raindance Technologies, Inc. GRAT

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Jeffrey Samberg

Joseph Samberg 2010 Raindance Technologies, Inc. GRAT

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Joseph Samberg

Laura Samberg Faino 2010 Raindance Technologies, Inc. GRAT

10 Ivy Hill Road

Chappaqua, NY 10514

Attention: Laura Samberg Faino

Peter Dartley

c/o Pequot Capital Management, Inc.

187 Danbury Road

Wilton, CT 06897

SENJA Holdings LLC

8 Sidney Lanier Lane

Greenwich, CT 06831

Attention: Erik Jansen

Richard Booth

7 Winterbury Road

Deep River, CT 06417

Mintz Levin Investments LLC

One Financial Center

Boston, MA 02111

Attention: David Ballinger

D-2

EXHIBIT E

COMMON HOLDERS

Name and Address

Jerome Bibette, Ph.D

12 Rue Monge

Paris 75005

France

Fax:

Email: Jerome.bibette@espci.fr

David A. Weitz, Ph.D

213 Green Road

Bolton, MA 01740

Fax: (617)495-2875

Email: weitz@deas.harvard.edu

Andrew D. Griffiths, Ph.D

14 Rue Massenent

Strasbourg 67000

France

Fax: +33-3-902045115

Email: Griffiths@isis.u-stasbg.fr

Darren R. Link, Ph.D

19 Cedar Grove

Guilford, CT 06437

Fax: (203) 458-2514

Email: dlink@raindancetechnologies.com

E-1

FIRST AMENDMENT

TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into as of the 15th day of November, 2013 (the “Effective Date”), by and among RainDance Technologies, Inc., a Delaware corporation (the “Company”) and the undersigned constituting at least the Requisite Threshold (as defined below). Reference is hereby made to that certain Fourth Amended and Restated Investors’ Rights Agreement dated April 12, 2013, by and among the Company and the parties thereto (the “IRA Agreement”). Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the IRA Agreement.

WHEREAS, the IRA Agreement provides that its provisions may be amended or waived only with the written consent of the Company and at least a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144) (collectively, the “Requisite Threshold”);

WHEREAS, the Company and the undersigned are amending the Purchase Agreement in anticipation of the closing of the sale and issuance of additional shares of its Series E Preferred Stock (the “Second Financing”); and

WHEREAS, the Company and the undersigned, constituting at least the Requisite Threshold, desire to amend the IRA Agreement in connection with the Second Financing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments to the IRA Agreement. The IRA Agreement is amended and modified as follows:

a.	Section 3.1(a) to the IRA Agreement is hereby deleted in its entirety and replaced with the following:

“(a) as soon as practicable, but in any event within 180 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;”

2. General Provisions. In the event of any express conflict or inconsistency between this Agreement and the IRA Agreement, the terms and conditions of this Agreement shall control. Unless specifically modified or changed by the terms of this Agreement, all terms and conditions of the IRA Agreement shall remain in full force and effect and shall apply fully as described and set forth in the IRA Agreement. This Agreement and the IRA Agreement constitute the entire understanding among the parties regarding subject matters contained therein and supersede all prior negotiations, commitments, agreements and understandings among them on such subject matters. This Agreement may be executed in any number of counterparts, either by original or facsimile counterpart, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

RAINDANCE TECHNOLOGIES, INC.

By:	/s/ S. Roopom Banerjee

S. Roopom Banerjee
President and Chief Executive Officer

Address:

749 Middlesex Turnpike
Billerica, MA 01821
Attention: Chief Executive Officer

[Signature Page to Amend. to Fourth Amended and Restated Investors’ Rights Agreement]

QUAKER BIOVENTURES II, L.P.

By:	QUAKER BIOVENTURES CAPITAL II,
L.P., its general partner

By:	QUAKER BIOVENTURES CAPITAL II,
LLC, its general partner

By:	/s/ P. Sherrill Neff

	Name:	P. Sherrill Neff
	Title:	Member

Address:

Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2868

[Signature Page to Amend, to Fourth Amended and Restated Investors’ Rights Agreement]

MDV VIII, L.P.
as nominee for
MDV VIII, L.P.,
MDV VIII Leaders’ Fund, L.P., and
MDV ENF VIII, L.P.

By:	Eighth MDV Partners, L.L.C., General Partner

By:	/s/ Brett Teele
Brett Teele, Authorized Signatory

Address:

Mohr, Davidow Ventures
3000 Sand Hill Road
Bldg. 3, Suite 290
Menlo Park, CA 94025

MDV IX, L.P. as nominee for
MDV IX, L.P. and
MDV ENF IX, L.P.

By:	Ninth MDV Partners, L.L.C., General Partner

By:	MDV IX, L.P. as nominee for

By:	/s/ Brett Teele
Brett Teele, Authorized Signatory

Address:

Mohr, Davidow Ventures
3000 Sand Hill Road
Bldg. 3, Suite 290
Menlo Park, CA 94025

[Signature Page to Amend, to Fourth Amended and Restated Investors’ Rights Agreement]

ALLOY VENTURES 2005, L.P.

By:	/s/ Craig C. Taylor

Name:	CRAIG C. TAYLOR
Title:

Address:	400 Hamilton Avenue
4th floor
Palo Alto, CA 94301

Managing Member of Alloy Ventures 2005, LLC, the General Partner of Alloy Ventures 2005, L.P.

[Signature Page to Amend, to Fourth Amended and Restated Investors’ Rights Agreement]

THE SAMBERG FAMILY 2007 TRUST

By:	/s/ Arthur J. Samberg

Name:	Arthur J. Samberg
Title:	Trustee

THE JEFFREY SAMBERG AMENDED AND
RESTATED TRUST

By:	/s/ Jeffrey Samberg

Name:	Jeffrey Samberg
Title:	Trustee

THE SAMBERG FAMILY 2012 GRANTOR TRUST

By:	/s/ Arthur J. Samberg

Name:	Arthur J. Samberg
Title:	Trustee

ACADIA WOOD PARTNERS, LLC

By:	/s/ Jeffrey Samberg

Name:	Jeffrey Samberg
Title:	Managing Member

JDS CAPITAL, LP

By:	/s/ Joseph Samberg

Name:	Joseph Samberg
Title:	General Partner

[Signature Page to Amend, to Fourth Amended and Restated Investors’ Rights Agreement]

NEW EMERGING MEDICAL OPPORTUNITIES FUND L.P.

By:	/s/ Michael Sjostrom

Name:	Michael Sjostrom, CFA
Title:	Chief Investment Officer, Sectoral Asset Management, Inc.

Address:

[Signature Page to Amend, to Fourth Amended and Restated Investors’ Rights Agreement]

JEFFREY SAMBERG 2010 RAINDANCE TECHNOLOGIES, INC. GRAT

/s/ Jeffrey Samberg

Jeffrey Samberg, as Settlor

/s/ Amy Jennings

Amy Jennings, as Trustee

JEFFREY S. SAMBERG AMENDED AND RESTATED REVOCABLE TRUST INDENTURE

/s/ Jeffrey Samberg

Jeffrey S. Samberg, as Grantor

/s/ Jeffrey Samberg

Jeffrey S. Samberg, as Trustee

[Signature Page to Amend, to Fourth Amended and Restated Investors’ Rights Agreement]

/s/ Laura Samberg Faino

Laura Samberg Faino

LAURA SAMBERG FAINO 2010 RAINDANCE TECHNOLOGIES, INC. GRAT

/s/ Laura Samberg Faino

Laura Samberg Faino, Settlor

/s/ Susan Podolsky

Susan Podolsky, Trustee

[Signature Page to Amend, to Fourth Amended and Restated Investors’ Rights Agreement]

/s/ Arthur J. Samberg

Arthur J. Samberg

ARTHUR J. SAMBERG 2010 RAINDANCE TECHNOLOGIES, INC. GRAT

/s/ Arthur J. Samberg

Arthur J. Samberg, as Settlor

/s/ Susan Podolsky

Susan Podolsky, as Trustee

[Signature Page to Amend, to Fourth Amended and Restated Investors’ Rights Agreement]

/s/ Joseph Samberg

Joseph Samberg

JOSEPH SAMBERG 2010 RAINDANCE TECHNOLOGIES, INC. GRAT

/s/ Joseph Samberg

Joseph Samberg, Settlor

/s/ Amy Jennings

Amy Jennings, Trustee

[Signature Page to Amend, to Fourth Amended and Restated Investors’ Rights Agreement]